UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13063	81-0422894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

6650 S. El Camino Road Las Vegas, Nevada 89118
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Proposed Reincorporation of the Company in Nevada

On September 18, 2017, Scientific Games Corporation, a Delaware corporation (the “Company” or “SGMS”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “reincorporation merger agreement”) with SG Nevada Merger Company, a Nevada corporation and our wholly owned subsidiary (“NewCo”), providing for the merger of the Company with and into NewCo with NewCo surviving the merger (the “Surviving Corporation”), for the sole purpose of changing the Company’s state of incorporation from Delaware to Nevada (the “reincorporation merger”).

The reincorporation merger is subject to approval by the affirmative vote of holders of a majority of outstanding shares of Class A common stock of the Company entitled to vote thereon at a special meeting of the Company’s stockholders.

If the merger is approved by the Company’s stockholders, at the Effective Time (as defined in the reincorporation merger agreement), each share of Class A common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 4.1(c) of the reincorporation merger agreement) will be converted (without the surrender of stock certificates or any other action by NewCo, the Company or the Company’s stockholders) into one fully paid and non-assessable share of common stock, par value $0.001, of the Surviving Corporation (“Surviving Corporation Common Stock”).

The reincorporation merger will not result in any change in the Company’s name, headquarters, business, management, location of offices, assets, liabilities or net worth, other than as a result of the costs incident to the reincorporation merger.  Our management, including all directors and officers, immediately prior to the reincorporation merger will remain the same following the reincorporation merger and will assume identical positions with the Surviving Corporation.  In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of Surviving Corporation Common Stock will be deemed to be registered under Section 12(b) of the Exchange Act and Surviving Corporation Common Stock will continue to be listed with the NASDAQ Stock Exchange under the symbol “SGMS”.

The foregoing summary description of the reincorporation merger agreement and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the reincorporation merger agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.  Additional information regarding the proposed reincorporation merger is contained in the Company’s Preliminary Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on September 18, 2017.

Item 8.01.	Other events

On September 18, 2017, the Company issued a press release announcing its entry into the reincorporation merger agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward Looking Statements

               This document includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases.  Forward-looking statements are any statements other than statements of historical fact, including statements regarding SGMS’ expectations, beliefs, hopes, intentions or strategies regarding the future.  Among other things, these forward-looking statements may include statements regarding the proposed reincorporation merger. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, the possibility that SGMS’ stockholders may not approve the proposed reincorporation merger and  the possibility that the proposed reincorporation  merger does not close, including due to the failure to satisfy the closing conditions, as well as more specific risks and uncertainties. We caution readers that they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made.  Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 18, 2017 by and between Scientific Games Corporation and NewCo.

99.1	Press Release of Scientific Games Corporation, dated as of September 18, 2017.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: September 18, 2017	By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 18, 2017 by and between Scientific Games Corporation and NewCo.

99.1	Press Release of Scientific Games Corporation, dated as of September 18, 2017.